Exhibit 3.1.10

CERTIFICATE OF INCORPORATION

OF

GULF TANKS ACQUISITION, INC.

FIRST: The name of the Corporation is Gulf Tanks Acquisition, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, County of Kent, 19901, and the name of its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000, having a par value of $0.01 per share. All such shares shall be common stock.

FIFTH: The name and mailing address of the incorporator is:

Daniel Vazquez

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article Seventh.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, without any action on the part of the Stockholders, but the Stockholders may make additional By-Laws and may alter, amend or repeal any By-Law, whether adopted by them or otherwise. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of January, 2007.

/s/ Daniel Vazquez Daniel Vazquez, Sole Incorporator

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION OF

GULF TANKS ACQUISITION, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation Law of

the State of Delaware

I, the undersigned, President of Gulf Tanks Acquisition, Inc., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 23, 2007.

SECOND: That the Certificate of Incorporation of the Corporation is hereby amended to change the Corporation’s name as follows: by striking out paragraph FIRST thereof as it now exists and inserting in lieu thereof a new paragraph FIRST reading in its entirety, as follows:

“FIRST: The name of the corporation is Evergreen Tank Solutions, Inc.”

THIRD: That such amendment has been only adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”) by the written consent of the Board of Directors of the Corporation in accordance with the provisions of Section 141(f) of the DGCL and by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: March 16, 2007	GULF TANKS ACQUISITION, INC.

	By:	/s/ Randy Paulson
	Name:	Randy Paulson
	Title:	President